Exhibit 99.1

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

          THIS AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER (“Amendment”) by and between SOVEREIGN BANCORP, INC., a Pennsylvania corporation (“Sovereign”), and SEACOAST FINANCIAL SERVICES CORPORATION, a Massachusetts corporation (“Seacoast”), is made this 12 th day of April, 2004.

BACKGROUND

          A. Sovereign and Seacoast have entered into an Agreement and Plan of Merger, dated as of January 26, 2004 (the “Agreement”), pursuant to which, among other things, Seacoast will merge with and into Sovereign, with Sovereign surviving such merger.

          B. The Boards of Directors of Sovereign and Seacoast each determined that it is in the best interests of their respective companies for Sovereign and Seacoast to modify and amend certain provisions of the Agreement set forth in this Amendment.

          NOW, THEREFORE, the parties hereto, each intending to be legally bound, hereby covenant and agree as follows:

          1. Background. The Background provisions set forth above (including, but not limited to, the defined terms set forth therein) are hereby incorporated by reference into this Amendment and made a part hereof as if set forth in their entirety in this Section 1. Capitalized terms used in this Amendment which are not otherwise defined in this Amendment, but which are defined in the Agreement, shall have the respective meanings given to such terms in the Agreement.

          2. Amendment of Definitions. Section 1.01 of the Agreement is hereby amended from and after the date hereof to:

               (a) delete the definition of “Seacoast Certificate” and substitute the following:

               “Seacoast Certificate has the meaning given to that term in Section 1.02(g)(ii).”

               (b) add the following definitions to such section in the appropriate alphabetical order:

               “Aggregate Cash Election Share Number has the meaning given that term in Section 1.02(e)(vii).

               Aggregate Stock Election Share Number has the meaning given that term in Section 1.02(e)(v).

               Cash Consideration means the amount of cash exchanged for a share of Seacoast Common Stock.

               Cash Election has the meaning given that term in Section 1.02(e)(vi).

               Cash Election Number shall have the meaning given that term in Section 1.02(e)(vi).

               Cash Election Shares has the meaning given that term in Section 1.02(e)(vii).

               Cash Proration Factor has the meaning given that term in Section 1.02(e)(vii).

               Common Stock Exchange Ratio means the number of shares of Sovereign Common Stock exchanged for a share of Seacoast Common Stock determined in accordance with Section 1.02(e)(iii).

               Election shall have the meaning given that term in Section 1.02(e)(viii).

               Election Date shall have the meaning given that term in Section 1.02(g)(ii).

               Equalization Formula means and shall be equal to the sum of (i) (A) 0.75 multiplied by (B) the product obtained when 1.623 is multiplied by the Sovereign Market Value on the Determination Date and (ii) $8.75. If presented mathematically, the Equalization Formula shall be equal to: 0.75[(1.623)(Sovereign Market Value on the Determination Date)] + $8.75.

               Exchange Fund has the meaning given that term in Section 1.02(h)(i).

               Form of Election has the meaning given that term in Section 1.02(g)(ii).

               Incremental Additional Per Share Consideration means an amount of cash, rounded to the nearest cent, equal to the product obtained when (i) 0.75 is multiplied by (ii) the result obtained when (A) the product obtained by multiplying 1.623 by the Sovereign Market Value on the Determination Date is subtracted from (B) $33.06. If presented mathematically, the Incremental Additional Per Share Consideration shall be equal to: 0.75[($33.06) – (1.623)(Sovereign Market Value on the Determination Date)].

               Merger Consideration means the Cash Consideration or the Stock Consideration, as applicable.

               Mixed Election has the meaning given that term in Section 1.02(e)(viii).

               Non-Election Shares has the meaning given that term in Section 1.02(g)(v).

               Stock Consideration means the shares of Sovereign Common Stock exchanged for a share of Seacoast Common Stock.

               Stock Election shall have the meaning given that term in Section 1.02(e)(iv).

               Stock Election Number has the meaning given that term in Section 1.02(e)(iv).

               Stock Election Shares shall have the meaning given that term in Section 1.02(e)(v).

               Stock Proration Factor shall have the meaning given that term in Section 1.02(e)(v).”

          3. Amendment of The Merger. Section 1.02 of the Agreement is hereby amended from and after the date hereof to read in its entirety as follows:

               Section 1.02 The Merger.

               (a) Closing. The closing will take place on the Closing Date at such time and place as are agreed to by the parties hereto; provided, in any case, that all conditions to closing set forth in Article V (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the closing) have been satisfied or waived at or prior to the Closing Date. On the Closing Date, Sovereign and Seacoast shall cause the Articles of Merger to be duly executed and filed with the PDS and the MSS.

               (b) The Merger. Subject to the terms and conditions of this Agreement, on the Effective Date: Seacoast shall merge with and into Sovereign; the separate corporate existence of Seacoast shall cease; Sovereign shall be the Surviving Corporation in the Merger (Sovereign, as the surviving corporation in the Merger, is sometimes referred to herein as the “Surviving Corporation”); and all of the property (real, personal and mixed), rights, powers, privileges, franchises, and duties and obligations of Seacoast shall be taken and deemed to be transferred to and vested in Sovereign, as the Surviving Corporation in the Merger, without further act or deed; all debts, liabilities, obligations, restrictions, disabilities and duties of each of Seacoast and Sovereign shall thereafter be the responsibility of Sovereign; all in accordance with the applicable laws of the Commonwealth of Pennsylvania and the Commonwealth of Massachusetts (including Chapter 156B, Section 80 of the MBCL).

               (c) Sovereign’s Articles of Incorporation and Bylaws. On and after the Effective Date, the articles of incorporation and bylaws of Sovereign, as in effect immediately prior to the Effective Date, shall automatically be and remain the articles of incorporation and bylaws of Sovereign, as the Surviving Corporation in the Merger, until thereafter altered, amended or repealed.

               (d) Board of Directors and Officers of Sovereign and Sovereign Bank.

                    (i) On the Effective Date, the Board of Directors of Sovereign, as the Surviving Corporation, shall consist of those persons holding such office immediately prior to the Effective Date.

                    (ii) On the Effective Date, the officers of Sovereign duly elected and holding office immediately prior to the Effective Date shall be the officers of Sovereign, as the Surviving Corporation in the Merger, existing on the Effective Date.

                    (iii) On the effective date of the Bank Merger, the Board of Directors of Sovereign Bank, as the surviving institution in the Bank Merger, shall consist of those persons holding such office immediately prior to such effective date.

                    (iv) At the request of Seacoast, promptly following the Effective Date (but in no event more than two (2) Business Days thereafter), Sovereign shall cause one (1) person previously designated by Seacoast and reasonably acceptable to Sovereign (it being understood that Seacoast’s CEO is reasonably acceptable) to be appointed as a director of either Sovereign or as a director of Sovereign Bank as specified by Seacoast in its sole discretion.

                    (v) On the effective date of the Bank Merger, the officers of Sovereign Bank duly elected and holding office immediately prior to such effective date shall be the officers of Sovereign Bank, as the surviving institution in the Bank Merger.

               (e) Effect on Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Sovereign, Seacoast or the holders of any of the following securities, the following shall occur:

                    (i) Cancellation of Certain Common Stock and Preferred Stock. Each share of Seacoast Common Stock which is owned by Sovereign, Seacoast or any of their Subsidiaries (other than shares that are held in trust, managed, custodial or nominee accounts and the like and which are beneficially owned by third parties) and each share of Seacoast Preferred Stock that is owned by Seacoast shall be canceled and cease to be issued and outstanding, and no consideration shall be delivered therefor.

                    (ii) Certain Sovereign Common Stock Not Affected. Each issued and outstanding share of Sovereign Common Stock shall, at and after the Effective Time, continue to be issued and outstanding as an identical share of Sovereign Common Stock.

                    (iii) Conversion of Seacoast Common Stock. Subject to the provisions of subparagraph (i) of this Section 1.02(e), each share of Seacoast Common Stock issued and outstanding immediately prior to the Effective Date (other than any Dissenting Shares) shall be, based on the election procedures set forth in this Section 1.02, converted into the right to receive:

                         (A) if the Sovereign Market Value as of the Determination Date is equal to or greater than $23.96, (x) 1.461 shares of fully paid and nonassessable shares of Sovereign Common Stock and the corresponding number of Sovereign Stock Purchase Rights, or (y) an amount of cash, rounded to the nearest cent, equal to the Sovereign Market Value as of the Determination Date multiplied by 1.461; or

                         (B) if the Sovereign Market Value as of the Determination Date is greater than $21.56 and less than $23.96, (x) that number of shares of fully paid and nonassessable shares of Sovereign Common Stock (rounded to the nearest hundredth) and the corresponding number of Sovereign Stock Purchase Rights, which shall be equal to $35.00 divided by the Sovereign Market Value as of the Determination Date, or (y) $35.00 in cash; or

                         (C) if the Sovereign Market Value as of the Determination Date is equal to or less than $21.56, (x) that number of shares of fully paid and nonassessable shares of Sovereign Common Stock (rounded to the nearest hundredth) and the corresponding number of Sovereign Stock Purchase Rights having a value determined by dividing the Equalization Formula by the Sovereign Market Value on the Determination Date, or (y) an amount of cash, rounded to the nearest cent, equal to the value determined by application of the Equalization Formula.

          The Common Stock Exchange Ratio, as determined pursuant to any of Sections 1.02(e)(iii)(A), 1.02(e)(iii)(B) or 1.02(e)(iii)(C), is hereinafter referred to as the “Applicable Exchange Ratio.” The Applicable Exchange Ratio may be adjusted pursuant to Sections 1.02(f), 1.02(j) and 6.01(d) hereof. Notwithstanding anything contained herein to the contrary, the value of the consideration received for each Stock Election Share and the value of the consideration received for each Cash Election Share shall be equal.

               (iv) Stock Election. Subject to the immediately following sentence, each record holder of Seacoast Common Stock, determined pursuant to Section 1.02(g), shall be entitled to elect to receive shares of Sovereign Common Stock for such holder’s shares of Seacoast Common Stock (a “Stock Election”). Notwithstanding the foregoing, the number of shares of Seacoast Common Stock to be converted into the right to receive Sovereign Common Stock at the Effective Time shall be equal to 75% of the total number of shares of Seacoast Common Stock issued and outstanding as of the close of business on the second trading day prior to the Effective Time (excluding for this purpose shares to be canceled pursuant to Section 1.02(e)(i)) (the “Stock Election Number”).

               (v) Stock Election Shares. As used herein, the term “Stock Election Shares” means shares of Seacoast Common Stock for which a Stock Election has been made and the term “Aggregate Stock Election Share Number” means the aggregate number of shares of Seacoast Common Stock covered by Stock Elections. If the Aggregate Stock Election Share Number exceeds the Stock Election Number, each Stock Election Share shall be converted into the right to receive shares of Sovereign Common Stock or cash in the following manner:

                    (A) a proration factor (the “Stock Proration Factor”) shall be determined by dividing the Stock Election Number by the Aggregate Stock Election Share Number;

                    (B) the number of Stock Election Shares covered by each Stock Election that shall be converted into the right to receive the Stock Consideration shall be determined by multiplying the Stock Proration Factor by the total number of shares of Seacoast Common Stock covered by such Stock Election; and

                    (C) each Stock Election Share other than Stock Election Shares converted into the right to receive Sovereign Common Stock in accordance with Section 1.02(e)(v)(B) above shall be converted into the right to receive the Cash Consideration.

               (vi) Cash Election. Subject to the immediately following sentence, each record holder of shares of Seacoast Common Stock, determined pursuant to Section 1.02(g), shall be entitled to elect to receive Cash Consideration for such holder’s shares of Seacoast Common Stock (a “Cash Election”). Notwithstanding the foregoing, the number of shares of Seacoast Common Stock to be converted into the right to receive cash at the Effective Time shall be equal to 25% of the total number of shares of Seacoast Common Stock issued and outstanding as of the close of business on the second trading day prior to the Effective Time, minus the sum of (A) the aggregate number of Dissenting Shares and (B) the aggregate number of shares with respect to which cash is paid in lieu of fractional shares pursuant to Section 1.02(e)(x) (the “Cash Election Number”).

               (vii) Cash Election Shares. As used herein, the term “Cash Election Shares” means the shares of Seacoast Common Stock for which a Cash Election has been made and the term “Aggregate Cash Election Share Number” means the aggregate number of shares of Seacoast Common Stock covered by Cash Elections. If the Aggregate Cash Election Share Number exceeds the Cash Election Number, each Cash Election Share shall be converted into the right to receive cash or Sovereign Common Stock in the following manner:

                    (A) a proration factor (the “Cash Proration Factor”) shall be determined by dividing the Cash Election Number by the Aggregate Cash Election Share Number;

                    (B) the number of Cash Election Shares covered by each Cash Election that shall be converted into the right to receive Cash Consideration shall be determined by multiplying the Cash Proration Factor by the total number of shares of Seacoast Common Stock covered by such Cash Election; and

                    (C) each Cash Election Share other than those shares converted into the right to receive cash in accordance with Section 1.02(e)(vii)(B) shall be converted into the right to receive the Stock Consideration.

               (viii) Mixed Election. Subject to the immediately following sentence, each record holder of shares of Seacoast Common Stock immediately prior to the Effective Time shall be entitled to elect to receive shares of Sovereign Common Stock for part of such holder’s shares of Seacoast Common Stock and cash for the remaining part of such holder’s shares of Seacoast Common Stock (the “Mixed Election” and, collectively with Stock Election and Cash Election, the “Election”). With respect to each holder of Seacoast Common Stock who makes a Mixed Election, the shares of Seacoast Common Stock such holder elects to be converted into the right to receive the Stock Consideration shall be treated as Stock Election Shares for purposes of the provisions contained in Sections 1.02(e)(iv) and (v) and the shares such holder elects to be converted into the right to receive Cash Consideration shall be treated as Cash Election Shares for purposes of the provisions contained in Sections 1.02(e)(vi) and (vii).

               (ix) Adjustments to Stock and Cash Consideration. The total Cash Consideration shall be increased to the extent necessary to give effect to the provisions of Section 1.02(e)(xi) hereof. Notwithstanding the foregoing or anything else contained in this Section 1.02 to the contrary, the total Stock Consideration shall be increased and the total Cash

Consideration shall be decreased to the extent necessary to secure the tax opinions required by Sections 5.01(i) and 5.02(i) hereof.

               (x) Cash in Lieu of Fractional Shares. Notwithstanding anything herein to the contrary, no fraction of a whole share of Sovereign Common Stock and no scrip or certificate therefore shall be issued in connection with the Merger. Any former Seacoast stockholder who would otherwise be entitled to receive a fraction of a share of Sovereign Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction multiplied by the Average Final Price.

               (xi) Additional Consideration for Stock Election Shares and Cash Election Shares in Certain Cases. In the event that Seacoast delivers to Sovereign a written notice of termination under Section 6.01(d) and thereafter Sovereign, in its sole discretion, delivers a written notice indicating that it intends to proceed with the Merger by paying additional consideration, then, notwithstanding the provisions of Section 1.02(e)(iii)(C) hereof, (A) each Stock Election Share shall be converted into the right to receive (x) such number of shares of Sovereign Common Stock as shall be equal to the amount determined by the application of the Equalization Formula divided by the Sovereign Market Value on the Determination Date, and (y) the Incremental Additional Per Share Consideration, and (B) each Cash Election Share shall be converted into the right to receive an amount of cash, rounded to the nearest cent, equal in value to the sum of the amount obtained by application of the Equalization Formula plus the Incremental Additional Per Share Consideration. For purposes of the preceding sentence and subject to Section 6.01(d) hereof, shares of Sovereign Common Stock shall be valued at the Sovereign Market Value as of the close of business on the Determination Date.

               (f) Stock Options; Stock Units.

                    (i) At the Effective Time, each option to acquire Seacoast Common Stock (“Seacoast Option”) which is then outstanding (which for purposes of this Section 1.02(f) shall include without limitation any and all options to acquire Abington common stock which were converted into options to acquire Seacoast Common Stock pursuant to the terms of the Abington Merger Agreement, and options issued to non-employee directors under any director stock option plan) whether or not exercisable, shall become fully vested and exercisable and cease to represent a right to acquire shares of Seacoast Common Stock and shall be converted automatically into an option to purchase shares of Sovereign Common Stock and the corresponding number of Sovereign Stock Purchase Rights, and Sovereign shall assume each Seacoast Option, in accordance with the terms of the applicable Seacoast Stock Option Plan and stock option agreement by which such option is evidenced, except that from and after the Effective Time, (i) Sovereign and its Board of Directors or a duly authorized committee thereof shall be substituted for Seacoast and Seacoast’s Board of Directors or duly authorized committee thereof administering such Seacoast Stock Option Plan, (ii) each Seacoast Option assumed by Sovereign may be exercised solely for shares of Sovereign Common Stock and accompanying Sovereign Stock Purchase Rights, (iii) the number of shares of Sovereign Common Stock subject to such Seacoast Option shall be equal to the number of shares of Seacoast Common Stock subject to such Seacoast Option immediately prior to the Effective Time multiplied by the Applicable Exchange Ratio (subject to the last sentence of Section 1.02(f)(ii) hereof), provided that any fractional shares of Sovereign Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such Seacoast Option shall be adjusted by dividing the per share exercise price under each such Seacoast Option by the Applicable Exchange Ratio (subject to the last sentence of Section 1.02(f)(ii) hereof), provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (iii) and (iv) of the preceding sentence, each Seacoast Option which is an “incentive stock option” shall be adjusted as required by Section 424 of the IRC, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the IRC. Sovereign and Seacoast agree to take all necessary steps to effect the foregoing provisions of this Section 1.02(f).

                    (ii) On the Effective Date, each stock unit which is then outstanding under the Seacoast Bank Executive Savings Plan shall cease to represent a right to receive a share of Seacoast Common Stock and shall be automatically converted into a stock unit with a right to receive that number of shares of Sovereign Common Stock multiplied by the Applicable Exchange Ratio (subject to the last sentence of this Section 1.02(f)(ii) hereof), and accompanying Sovereign Stock Purchase Rights, and Sovereign shall continue to maintain the Seacoast Bank Executive Savings Plan unless and until it is terminated in accordance with its terms, subject to the right of plan participants to receive distribution of their deferred compensation accounts in accordance with their elections, except that from and after the Effective Date, (1) Sovereign Bank shall be substituted for Seacoast Bank and (2) units shall be payable in shares of Sovereign Common Stock in accordance with the terms of the Seacoast Bank Executive Savings Plan. Notwithstanding anything contained in this Agreement to the contrary, in the event the Sovereign Market Value on the Determination Date is equal to or less than $21.56, then the Applicable Exchange Ratio, solely for purposes of this Section 1.02(f), shall be equal to 1.623.

                    (iii) No later than the Effective Date, Sovereign shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any other successor or appropriate forms), with respect to the shares of Sovereign Common Stock and Sovereign Stock Purchase Rights subject to the options and stock units referenced in this Section 1.02(f), and shall use its reasonable best efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding in the case of a Form S-8 or, in the case of a Form S-3, until the shares subject to such options and stock units may be sold without a further holding period under Rule 144 under the Securities Act.

               (g) Form of Election.

                    (i) Prior to the Effective Time, Sovereign shall appoint Mellon Stockholder Services, LLC, or some other entity selected by Sovereign subject to the approval of Seacoast (which approval shall not be unreasonably withheld or delayed), as the exchange and paying agent (the “Exchange Agent”) for the payment and exchange of the Cash Consideration and the Stock Consideration.

                    (ii) Sovereign shall prepare a form of election (the “Form of Election”) subject to the approval of Seacoast (which approval shall not be unreasonably withheld or delayed) to be mailed by the Exchange Agent to the record holders of Seacoast Common Stock not more than 60 Business Days or less than 20 Business Days prior to the Election Date. The Form of Election shall be used by each record holder of shares of Seacoast Common Stock who wishes to elect to receive Sovereign Common Stock or cash for any or all shares of Seacoast Common Stock held by such holder, subject to the provisions of Section 1.02(e). The Exchange Agent shall use reasonable efforts to make the Form of Election available to all persons who become holders of Seacoast Common Stock during the period between the record date (for the mailing of the Form of Election) and the Election Date. Any holder’s election shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time, on the Business Day specified in the Form of Election (or a later Business Day specified by Sovereign in a subsequent press release) (the “Election Date”, which Election Date shall be two Business Days prior to the date on which the Effective Time will occur), a Form of Election properly completed and signed and accompanied by certificates that immediately prior to the Effective Time represented issued and outstanding shares of Seacoast Common Stock (the “Seacoast Certificates”) to which such Form of Election relates, in form acceptable for transfer on the books of Seacoast (or by an appropriate guarantee of delivery of such Seacoast Certificates as set forth in such Form of Election from a firm which is an “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Exchange Act) provided that such Seacoast Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery).

                    (iii) Any Form of Election may be revoked or changed by the stockholder submitting it to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Date. If a Form of Election is revoked, the Seacoast Certificate or Seacoast Certificates (or guarantees of delivery, as appropriate) for the shares of Seacoast Common Stock to which such Form of Election relates shall be promptly returned without charge by the Exchange Agent to the stockholder of Seacoast submitting the same. In addition, in the event that the Agreement is terminated for any reason, any Seacoast Certificates in the possession of Sovereign or the Exchange Agent shall be promptly returned without charge to the stockholder of Seacoast who submitted the Form of Election to which such Seacoast Certificates relate.

                    (iv) Sovereign shall have reasonable discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The good faith decision of Sovereign or the Exchange Agent in such matters shall be conclusive and binding. Neither Sovereign nor the Exchange Agent shall be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make, within seven Business Days after the Election Date, all computations contemplated by Section 1.02(e) and all such computations shall be conclusive and binding on the holder of shares of Seacoast Common Stock.

                    (v) For the purposes hereof, a holder of shares of Seacoast Common Stock who (A) does not submit a Form of Election which is subsequently received by the Exchange Agent prior to the Election Date or (B) revokes a Form of Election prior to the Election Date and does not resubmit a properly completed Form of Election prior to the Election Date (in either case, “Non-Election Shares”) shall be deemed not to have made a Cash Election, Stock Election or Mixed Election. If Sovereign or the Exchange Agent shall reasonably determine that any purported Election was not properly made, the shares subject to such improperly made Election shall be treated as Non-Election Shares. Non-Election Shares shall be treated as Cash Election Shares up to the Cash Election Number and as Stock Election Shares for any Non-Election Shares in excess of the Cash Election Number.

               (h) Surrender and Exchange of Seacoast Stock Certificates.

                    (i) Exchange Fund. At or prior to the Effective Time, Sovereign shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Seacoast Common Stock sufficient cash and certificates representing shares of Sovereign Common Stock to make all payments and deliveries to stockholders of Seacoast pursuant to Section 1.02(e). Any cash and certificates for Sovereign Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.” The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Sovereign Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the Persons entitled thereto.

                    (ii) Exchange Procedures for Effective Forms of Election Submitted by Election Date. As soon as practicable after the Effective Time (and in any case no later than ten (10) days thereafter), Sovereign shall cause the Exchange Agent to mail the Merger Consideration to stockholders of Seacoast who have submitted effective Forms of Election prior to the Election Date.

                    (iii) Exchange Procedures in Absence of Effective Forms of Election Submitted Prior to Effective Date. As soon as reasonably practicable after the Effective Time (and in any case no later than fifteen (15) days thereafter), Sovereign shall cause the Exchange Agent to mail to each record holder of Seacoast Common Stock immediately prior to the Effective Time who has not surrendered Seacoast Certificates representing all of the Shares of Seacoast Common Stock owned by such holder pursuant to Section 1.02(g)(ii) a letter of transmittal which shall specify that delivery of the Seacoast Certificates shall be effected, and risk of loss and title to the Seacoast Certificates shall pass, only upon delivery of the Seacoast Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Sovereign may reasonably specify and instructions for effecting the surrender of such Seacoast Certificates in exchange for the Cash Consideration and/or the Stock Consideration, as the case may be. Upon surrender of a Seacoast Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Seacoast Certificate shall be entitled to receive within fifteen (15) days in exchange therefore (A) a certificate representing, in the aggregate, the whole number of shares of Sovereign Common Stock that such holder has the right to receive pursuant to Section 1.02(e) and/or (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to Section 1.02(e). No interest will be paid or will accrue on any cash payment pursuant to Section 1.02(e). Each outstanding Seacoast Certificate which prior to the Effective Time represented Seacoast Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership

(including, without limitation, for purposes of voting and dividends) of the number of shares of Sovereign Common Stock and/or the right to receive the amount of Cash Consideration which such Seacoast Common Stock shall have been converted. In the event of a transfer of ownership of Seacoast Common Stock which is not registered in the transfer records of Seacoast, a certificate representing, in the aggregate, the proper number of shares of Sovereign Common Stock and/or a check in the proper amount pursuant to Section 1.02(e) may be issued with respect to such Seacoast Common Stock, as the case may be, to such a transferee if the Seacoast Certificate formerly representing such shares of Seacoast Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Persons who have submitted an effective Form of Election as provided in Section 1.02(g) and surrendered Seacoast Certificates as provided therein shall be treated as if they have properly surrendered Seacoast Certificates together with the letter of transmittal pursuant to this Section 1.02(h).

                    (iv) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to shares of Sovereign Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Seacoast Certificate with respect to the shares of Sovereign Common Stock that such Seacoast Certificate holder would be entitled to receive upon surrender of such Seacoast Certificate until such holder shall surrender such Seacoast Certificate in accordance with Section 1.02(h)(iii) hereof. If certificates for shares of Seacoast Common Stock are exchanged for Sovereign Common Stock at a date following one or more record dates for the payment of dividends or of any other distribution on the shares of Sovereign Common Stock, Sovereign will pay cash in an amount equal to dividends theretofore payable on such Sovereign Common Stock and pay or deliver any other distribution to which holders of shares of Sovereign Common Stock have theretofore become entitled. Upon surrender of certificates for shares of Seacoast Common Stock in exchange for certificates for Sovereign Common Stock, Sovereign also shall pay any dividends to which such holder of Seacoast Common Stock may be entitled as a result of the declaration of a dividend on the Seacoast Common Stock by Seacoast in accordance with the terms of this Agreement with a record date prior to the Effective Date and a payment date after the Effective Date. No interest will accrue or be payable in respect of dividends or cash otherwise payable under this Section 1.02(h) upon surrender of certificates for shares of Seacoast Common Stock.

                    (v) No Further Ownership Rights. All shares of Sovereign Common Stock issued and cash paid upon conversion of shares of Seacoast Common Stock in accordance with the terms of this Agreement shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Seacoast Common Stock.

                    (vi) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Seacoast Certificates for twelve (12) months after the Effective Date shall be delivered to Sovereign or otherwise on the instructions of Sovereign and any holders of the Seacoast Certificates who have not previously complied with this Section 1.02(h) shall thereafter look only to Sovereign for the Merger Consideration with respect to the shares of Seacoast Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 1.02(e), any cash in lieu of fractional shares of Sovereign Common Stock to which such holders are entitled pursuant to Section 1.02(e)(x) and any dividends or distributions with respect to shares of Sovereign Common Stock to which such holders are entitled pursuant to Section 1.02(h)(iv).

                    (vii) No Liability. None of Sovereign, Seacoast, any of their respective Affiliates or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law.

                    (viii) Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as reasonably directed by Sovereign; provided that, such investments shall be in obligations of or guaranteed by the United States of America and backed by a full faith and credit of the United States of America or in commercial paper obligations rated P-1 and A-1 or better by Moody’s Investors Service, Inc. and Standard & Poor’s Corporation, respectively. Any interest and other income resulting from such investments shall be payable to Sovereign.

                    (ix) Lost Certificates. If any Seacoast Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Seacoast Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or Sovereign the posting by such Person of a bond in such reasonable amount as Sovereign may direct as indemnity against any claim that may be made against it with respect to such Seacoast Certificate, the Exchange Agent will deliver or cause to be delivered in exchange for such lost, stolen, or destroyed Seacoast Certificate, the applicable Merger Consideration with respect to the shares of Seacoast Common Stock formerly represented thereby, any cash in lieu of fractional shares of Sovereign Common Stock to which the holders thereof are entitled pursuant to Section 1.02(e)(x), and any dividends or other distributions on shares of Sovereign Common Stock to which the holders thereof are entitled pursuant to Section 1.02(h)(iv).

                    (x) Withholding Rights. Sovereign shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Seacoast Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the IRC and the rules and regulations promulgated thereunder, or any provisions of state, local or foreign tax law. To the extent that amounts are so withheld by Sovereign, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Seacoast Common Stock in respect of which such deduction and withholding was made by Sovereign.

                    (xi) Stock Transfer Books. At the close of business on the Effective Date, the stock transfer books of Seacoast with respect to Seacoast Common Stock issued and outstanding prior to the Effective Time shall be closed and, thereafter, there shall be no further registration of transfers on the records of Seacoast of shares of Seacoast Common Stock issued and outstanding prior to the Effective Time. From and after the Effective Time, the holders of Seacoast Certificates shall cease to have any rights with respect to such shares of Seacoast Common Stock formerly represented thereby, except as otherwise provided herein or by law. On or after the Effective Time, any Seacoast Certificates presented to the Exchange Agent or Sovereign for any reason shall be exchanged for the applicable Merger Consideration with respect to the shares of Sovereign or Seacoast Common Stock, as the case may be, formerly represented thereby, any cash in lieu of fractional shares of Sovereign Common Stock to which the holders thereof are entitled pursuant to Section 1.02(e)(x), and any dividends or other distributions on shares of Sovereign Common Stock to which the holders thereof are entitled pursuant to Section 1.02(h)(iii).

                    (i) Dissenting Shares. Each outstanding share of Seacoast Common Stock the holder of which has perfected his right to dissent under the MBCL (to the extent such rights are available under the MBCL) and has not effectively withdrawn or lost such right as of the Effective Time (the “Dissenting Shares”), shall not be converted into or represent a right to receive shares of Sovereign Common Stock and/or cash hereunder. Rather, the holder thereof shall be entitled only to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Sections 86 through 98, inclusive, of the MBCL (or any successor provisions). Seacoast shall give Sovereign (i) prompt notice of any demands filed pursuant to Sections 86 through 98, inclusive, of the MBCL (or any successor provisions) received by Seacoast, withdrawals of such demands, and any other instruments served in connection with such demands pursuant to the MBCL and received by the Seacoast, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under the MBCL consistent with the obligations of Seacoast thereunder. Seacoast shall not, except with the prior written consent of Sovereign, (x) make any payment with respect to, or to any person making, any such demand, (y) offer to settle or settle any such demand or (z) waive any failure to timely deliver a written demand in accordance with the MBCL. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent (which shares are referred to as “Unperfected Dissenting Shares”) at any time, the Unperfected Dissenting Shares held by such holder shall be treated as Non-Election Shares and be converted on a share by share basis into either the right to receive the Sovereign Common Stock and/or cash in accordance with the applicable provisions of this Agreement, as Sovereign or the Exchange Agent shall determine, without any interest thereon. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

                    (j) Anti-Dilution Provisions. If Sovereign shall, at any time before the Effective Date, (A) issue a dividend with respect to its common stock in shares of Sovereign capital stock (or any security convertible into or exchangeable for Sovereign capital stock), (B) combine the outstanding shares of Sovereign Common Stock into a smaller number of shares, (C) subdivide the outstanding shares of Sovereign Common Stock, or (D) reclassify or recapitalize or otherwise adjust the shares of Sovereign Common Stock, then, in any such event, the number of shares of Sovereign Common Stock to be delivered to Seacoast stockholders who are entitled to receive shares of Sovereign Common Stock in exchange for shares of Seacoast Common Stock shall be adjusted so that each Seacoast stockholder shall be entitled to receive such number of shares of Sovereign Common Stock as such stockholder would have been entitled to receive if the Effective Date had occurred immediately prior to the happening of such event. (By way of illustration, if Sovereign declares a stock dividend of 7% payable with respect to a record date on or prior to the Effective Date, the Applicable Exchange Ratio shall be adjusted upward by 7%). In addition, in the event that, prior to the Effective Date, Sovereign enters into an agreement pursuant to which shares of Sovereign Common Stock would be converted into shares or other securities or obligations of another corporation, proper provision shall be made in such agreement so that each Seacoast stockholder entitled to receive shares of Sovereign Common Stock in the Merger shall be entitled to receive such number of shares or other securities or amount of obligations of such other corporation as such stockholder would be entitled to receive if the Effective Date had occurred immediately prior to the happening of such event.”

          4. Amendment Regarding Brokers, Finders and Financial Advisors; Fairness Opinion. Section 2.13 of the Agreement is hereby amended from and after the date hereof by deleting the last sentence and substituting therefor the following:

“Ryan, Beck has provided Seacoast with its oral opinion to the effect that, as of the date of approval of the Amendment by the Board of Directors of Seacoast, the amended terms of the Merger Consideration as described in the Amendment is fair to stockholders of Seacoast in the Merger from a financial point of view.”

          5. Amendment Regarding Termination. Section 6.01(d)(2) of the Agreement is hereby amended from and after the date hereof to read in its entirety as follows:

     ”(2) (i) the quotient obtained by dividing the Sovereign Market Value as of the close of business on the Determination Date by $23.96 (such number being referred to herein as the “Sovereign Ratio”) shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause (2)(ii); provided, however, as follows: If Seacoast elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give written notice to Sovereign (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five Business Day period). During the five Business Day period commencing with its receipt of such notice, Sovereign shall have the option of paying additional consideration so that, consistent with Section 1.02(e)(xi) hereof, (A) each Stock Election Share shall be converted into the right to receive (x) such number of shares of Sovereign Common Stock as shall be equal to the amount determined by the application of the Equalization Formula divided by the Sovereign Market Value on the Determination Date, and (y) the Incremental Additional Per Share Consideration, and (B) each Cash Election Share shall be converted into the right to receive an amount of cash, rounded to the nearest cent, equal in value to the sum of the amount obtained by application of the Equalization Formula plus the Incremental Additional Per Share Consideration. If Sovereign makes an election contemplated by the preceding sentence within such five Business Day period, it shall give prompt written notice to Seacoast of such election to pay additional consideration, whereupon no termination shall have occurred pursuant to this Section 6.01(d).

          For purposes of this Section 6.01(d), the following terms shall have the meanings indicated.

          “Determination Date” shall mean the later of (i) the date on which the last required approval of a Governmental Authority is obtained with respect to the transactions contemplated by the Agreement without regard to any requisite waiting period or (ii) the date of the Seacoast meeting of stockholders to consider this Agreement and the transactions contemplated hereby.

          ”Index Group” shall mean the ten bank or thrift holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquirer’s market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which have been determined based upon relative market capitalization) redistributed proportionately for purposes of determining the Index Price. The ten bank or thrift holding companies and the weights attributed to them are as follows:

Bank or Thrift Holding Companies	% Weighting
M&T Bank Corporation	19.265%
Charter One Financial, Inc.	13.737
BankNorth Group, Inc.	8.793
North Fork Bancorporation, Inc.	11.303
Astoria Financial Corporation	5.268
Valley National Bancorp	4.532
Webster Financial Corporation	3.877
Hudson United Bancorp	2.750
PNC Financial Services Group, Inc.	26.439
Fulton Financial Corporation	4.036
Total	100.00%

          ”Index Price” on a given date shall mean the weighted average (weighted in accordance with the factors listed above) of the closing sales prices of the companies composing the Index Group (reported as provided with respect to the Sovereign Market Value).

          ”Starting Date” shall mean the day prior to announcement of this Agreement.

If any company belonging to the Index Group or Sovereign declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or Sovereign shall be appropriately adjusted for the purposes of applying this Section 6.01(d);”

          6. Amendment Regarding Non-Survival of Representations and Warranties. Section 7.02 of the Agreement is hereby amended from and after the date hereof by deleting the reference to “1.02(g)” and replacing it with “1.02(h).”

          7. Amendments Regarding Entire Agreement. Section 7.04 of the Agreement is hereby amended from and after the date hereof by deleting the reference to “1.02(g)” and replacing it with “1.02(h).”

          8. Representations and Warranties of Seacoast. Seacoast hereby represents and warrants to Sovereign that on the date hereof:

               (a) Organization. Seacoast is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

               (b) Authority; No Conflict. Seacoast has the requisite corporate power and authority to execute and deliver this Amendment. The execution and delivery of this Amendment by Seacoast and the completion by Seacoast of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Seacoast and, except for approval by the stockholders of Seacoast as required under the MBCL, Seacoast’s articles of organization and bylaws and Nasdaq requirements applicable to it, no other corporate proceedings on the part of Seacoast are necessary to complete the transactions contemplated hereby. This Amendment has been duly and validly executed and delivered by Seacoast and, subject to (i) approval of the stockholders of Seacoast as required under the MBCL, Seacoast’s articles of organization and bylaws and Nasdaq requirements applicable to it and (ii) receipt of the required approvals from Regulatory Authorities described in Section 3.04 of the Agreement and compliance with such required approvals, constitutes the valid and binding obligation of Seacoast, enforceable against Seacoast in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights, general equity principles or by applicable conservatorship or receivership provisions of the FDIA).

          9. Representations and Warranties of Sovereign. Sovereign hereby represents and warrants to Seacoast that on the date hereof:

               (a) Organization. Sovereign is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

               (b) Authority; No Conflict. Sovereign has the requisite corporate power and authority to execute and deliver this Amendment. The execution and delivery of this Amendment by Sovereign and the completion by Sovereign of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Sovereign and no other corporate proceedings on the part of Sovereign are necessary to complete the transactions contemplated hereby. This Amendment has been duly and validly executed and delivered by Sovereign and, subject to the receipt of the required approvals from Regulatory Authorities described in Section 3.04 of the Agreement, constitutes the valid and binding obligation of Sovereign, enforceable against Sovereign in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights, general equity principles or by applicable conservatorship or receivership provisions of the FDIA).

          10. References. Each reference in the Agreement to “this Agreement,” “hereof,” “hereunder,” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment; provided, however, that all references to the “date of this Agreement,” “the date hereof” or similar words shall remain a reference to January 26, 2004, the date the Agreement was executed.

          11. Effect of Amendment. This Amendment shall not constitute an amendment or waiver of any provision of the Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent except as expressly stated herein.

          12. Ratification of Agreement. The Agreement, as amended by this Amendment, and all of the liabilities, obligations, covenants, conditions, representations, and warranties set forth therein are hereby ratified and affirmed by each of Sovereign and Seacoast.

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     IN WITNESS WHEREOF, the parties have caused this Amendment to Agreement and Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

SOVEREIGN BANCORP, INC.

By	/s/ Jay S. Sidhu

Jay S. Sidhu
Chairman, President and Chief Executive Officer

By	/s/ James D. Hogan

James D. Hogan
Chief Financial Officer

SEACOAST FINANCIAL SERVICES CORPORATION

By	/s/ Kevin G. Champagne

Kevin G. Champagne
President and Chief Executive Officer

By	/s/ Francis S. Mascianica, Jr.

Francis S. Mascianica, Jr.
Treasurer and Chief Financial Officer